(Letterhead of Charles E. Porter, Executive Vice President of the
Putnam Funds)

May 31, 1994

Dear Shareholder:

You recently received a proxy statement requesting your vote on matters relating to Putnam Convertible Income-Growth Trust. Our records show that you have not yet voted. Your vote is very important. At your Fund's shareholder meeting earlier this month, action on a proposal to increase the Fund's management fee was adjourned to permit solicitation of additional proxies.

As explained in the enclosed materials relating to your IRA Account with the Fund, the terms of your IRA plan have been amended to permit Putnam Fiduciary Trust Company, as Trustee of your IRA account, to vote shares held in your account for which no timely instructions have been received. The Trustee will vote these shares in the same proportion as the Trustee has been instructed to vote shares held by all IRA accounts for which instructions have been received.

Your vote is important to us and we hope that you will take the time to instruct the Trustee how you wish your shares to be voted. Please vote by completing the enclosed ballot card and return it to us in the enclosed self-addressed, postage-paid envelope. Thank you.

Sincerely,
/s/ Charles E. Porter
Executive Vice President

     (Letterhead of Charles E. Porter, Executive Vice President of the Putnam Funds)

May 31, 1994

Dear Shareholder:

You recently received a proxy statement requesting your vote on matters relating to Putnam Convertible Income-Growth Trust. Our records show that you have not yet voted. Your vote is very important. At your Fund's shareholder meeting earlier this month, action on a proposal to increase the Fund's management fee was adjourned to permit solicitation of additional proxies.

As explained in the enclosed materials relating to your 403(b)(7) Custodial Account with the Fund, the terms of your account have been amended to permit Putnam Fiduciary Trust Company, as Custodian of your 403(b)(7) Custodial Account, to vote shares held in your account for which no timely instructions have been received. The Custodian will vote these shares in the same proportion as the Custodian has been instructed to vote shares held by all 403(b)(7) accounts for which instructions have been received.

Your vote is important to us and we hope that you will take the time to instruct the Trustee how you wish your shares to be voted. Please vote by completing the enclosed ballot card and return it to us in the enclosed self-addressed, postage-paid envelope. Thank you.

Sincerely,
/s/ Charles E. Porter
Executive Vice President